                                                                 EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 1997, except for the second paragraph of Note 13, as to which the date is March 10, 1997, with respect to the consolidated financial statements of Louis Dreyfus Natural Gas Corp. in Amendment No. 2 to the Registration Statement (Form S-3, No. 333-21321) and related Prospectus of Louis Dreyfus Natural Gas Corp. for the registration of 6,325,000 shares of its common stock.

    We also consent to the incorporation by reference therein of our report dated January 31, 1997, except for the second paragraph of Note 13, as to which the date is March 10, 1997, with respect to the consolidated financial statements and schedule of Louis Dreyfus Natural Gas Corp. included in its Annual Report (Form 10-K), as amended, for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                       ERNST & YOUNG LLP


Oklahoma City, Oklahoma
March 14, 1997